UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2006

REPLIGEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-14656	04-2729386
(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

(781) 250-0111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On January 4, 2006, Repligen Corporation entered into an offer letter (“Offer Letter”) for employment with Daniel W. Muehl. The material terms of the Offer Letter are contained in Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2006, Repligen Corporation appointed Daniel W. Muehl C.P.A., 42, as Vice President of Finance and Administration and Chief Financial Officer. From February 1998 to August 2005, Mr. Muehl held the position of Chief Financial Officer of Physiometrix, Inc., a publicly-held medical device manufacturer located in N. Billerica, Massachusetts.

Mr. Muehl’s arrangement with Repligen provides for employment “at will” with an initial base salary of $200,000 per year and participation in Repligen’s Executive Incentive Compensation Plan with a target bonus of 25% of base salary. Mr. Muehl will be granted a stock option on the day of the next meeting of Repligen’s board of directors (the “Grant Date”) exercisable for 120,000 shares of Repligen’s common stock at the closing price on the Grant Date. The option will vest over a 4-year period from the Grant Date. On his first day of employment, Mr. Muehl will be granted 10,000 shares of restricted Repligen common stock which vest one year from the date of grant. Mr. Muehl is eligible for participation in any and all benefit programs that Repligen makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Muehl is entitled to four weeks paid vacation yearly.

No family relationships exist between Mr. Muehl, and any director or executive officer of Repligen. Since the beginning of Repligen’s last fiscal year and other than entry into the Offer Letter, Mr. Muehl has not had any transactions (i) with Repligen, (ii) with any of Repligen’s directors, nominees for election as a director or executive officers, (iii) with any security holder who is known to Repligen to own of record or beneficially more than five percent of any class of the Repligen’s voting securities, or (iv) with any member of the immediate family of any of the foregoing persons in amounts greater than $60,000, nor is there contemplation of any such transactions.

Mr. Muehl fills the vacancy created when Ms. Barbara Burnim Day, former Vice President, Finance and Administration resigned in late 2005 to pursue other interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: January 10, 2006	By:	/S/ WALTER C. HERLIHY
Walter C. Herlihy Chief Executive Officer and President